Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement (No. 333-104445, 333-122514, 333-150355, 333-197555) on Form S-8 of Renasant Corporation for Renasant Bank 401(k) Plan, of our report dated June 24, 2022, relating to our audit of the financial statements and supplemental schedule of Renasant Bank 401(k) Plan, which appears in this Annual Report on Form 11-K of Renasant Bank 401(k) Plan for the year ended December 31, 2021.

/s/ HORNE LLP

Memphis, Tennessee
June 24, 2022